Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. SECURES $950 MILLION IN FINANCING AND
LIQUIDITY COMMITMENTS
TEMPE, Ariz., Oct. 23, 2008 — US Airways Group, Inc. (NYSE: LCC) announced today that as part of a comprehensive liquidity program launched in mid August, the Company has raised approximately $950 million of financing and near-term liquidity commitments. On October 20, 2008 the Company closed on $800 million of these transactions with $400 million of proceeds used to prepay the Company’s $1.6 billion bank debt facility. In exchange for this prepayment, the unrestricted cash covenant contained in the loan agreement for the bank debt facility has been reduced from $1.25 billion to $850 million. The loan agreement’s term remains the same at seven years with substantially all of the principal amount payable at maturity in March 2014. The remaining proceeds from these financing transactions, approximately $370 million after payment of certain bank and other service fees, increase the Company’s total cash position and will be used for general corporate purposes. The remaining $150 million of liquidity commitments are expected to close during the fourth quarter, with cash benefits realized through 2009.
“Today’s announcement confirms that US Airways’ financial footing is solid,” said Chairman and CEO Doug Parker. “As a result of these financings our total cash position relative to annual revenues ranks solidly among the highest of the largest US carriers. Most notably, we were able to complete this financing in the midst of unprecedented global financial unrest, which is a testament to the confidence our investors and business partners have in the people of US Airways. We are extremely appreciative of their support, and we intend to reward their commitment to us by continuing to run a great operation and returning our airline to profitability in the years ahead.”
The Company estimates that 2009 expenses will increase by approximately $90 million due to costs related to these transactions, of which approximately $65 million is non-cash.
Chief Financial Officer Derek Kerr added, “Combined with our August equity offering which generated $179 million, and other financings completed during the quarter, US Airways has raised or secured approximately $1.2 billion in cash and payment deferrals since we released our second quarter financial results. I want to personally thank and publicly acknowledge our internal finance and legal teams for their exceptional and diligent work over this period. Our outside advisors were also extremely helpful in this endeavor. On behalf of the entire US Airways leadership team, we thank Seabury Group Chairman and CEO John Luth and his team for their outstanding work as our financial advisor, as well as the team at Skadden, Arps, Slate, Meagher & Flom LLP for their excellent legal counsel.”

US Airways, along with US Airways Shuttle and US Airways Express, operates approximately 3,200 flights per day and serves 200 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The airline employs more than 34,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers our customers 18,000 daily flights to 965 destinations in 162 countries worldwide. In the first eight months of 2008, US Airways ranked first in on-time performance among the ten largest U.S. carriers according to the Department of Transportation’s Air Travel Consumer Report. And for the tenth consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration (FAA) for its Charlotte, North Carolina hub line maintenance facility. For more company information, visit usairways.com. (LCCF)
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; changes in prevailing interest rates and increased costs of financing; the impact of economic conditions; the Company’s high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of high fuel costs, significant disruptions in fuel supply and further significant increases to fuel prices; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes in the Company’s business model; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; security-related and insurance costs; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to complete the integration of labor groups; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended June 30, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
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